Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-12087, 333-68637, 333-94111, 333-42210, 333-56274, 333-90504 and 333-116740) pertaining to the 1993 Stock Option Plan, the Non-Statutory Stock Option, the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Stock Option Plan, the 1997 Employee Stock Purchase Plan, and the 2000 Equity Incentive Plan, and Registration Statements on Form S-3 (Reg. Nos. 333-68117, 333-72225, 333-79925, 333-92355 and 333-47680) and in the related Prospectuses of Avigen, Inc. of our reports dated March 10, 2005, with respect to the financial statements of Avigen, Inc., Avigen, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avigen, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 10, 2005